U.S. ENERGY CORP.                   AMENDMENT NO. 1
             Minerals Plaza, Glen L. Larsen Building
                       877 North 8th West
                    Riverton, Wyoming  82501

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
           To Be Held on Wednesday, November 29, 1995

TO THE SHAREHOLDERS OF U.S. ENERGY CORP:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of U.S. Energy Corp., a Wyoming corporation (the "Company" or "USE"), will be held at the Company's executive offices, 877 North 8th West, Riverton, Wyoming 82501 on Wednesday, November 29, 1995, at 11:00 a.m., local time, or at any adjournments thereof (the "Meeting"), for the purpose of acting upon:

     1. The election of two directors to serve until the third succeeding annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

     2. Such other business as may properly come before such meeting.

     Only shareholders of record at the close of business on Tuesday, October 3, 1995, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Company's transfer books will not be closed for the Meeting.

     A list of shareholders entitled to vote at the Meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period begins two days after the date this Notice is given and ends at the conclusion of the Meeting.

                         By Order of the Board of Directors

                              s/ Max T. Evans,

                         MAX T. EVANS, Secretary

     Please date, sign and return your Proxy so that your shares may be voted as you wish, and to assure quorum. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person should you attend the Meeting.

                     YOUR VOTE IS IMPORTANT

Dated:  October 27, 1995

                       U.S. ENERGY CORP.

             Minerals Plaza, Glen L. Larsen Building
                       877 North 8th West
                    Riverton, Wyoming  82501

                         PROXY STATEMENT
               FOR ANNUAL MEETING OF SHAREHOLDERS
           TO BE HELD ON WEDNESDAY, NOVEMBER 29, 1995

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of U.S. Energy Corp. (the "Company" or "USE") for use at the Annual Meeting of Shareholders to be held at 11:00 a.m. local time on Wednesday, November 29, 1995 (the "Meeting"). It is expected that the Notice of Meeting, Proxy Statement and Proxy will be mailed to record shareholders on or about October 31, 1995.

                      REVOCABILITY OF PROXY

     The Proxy may be revoked at any time, to the extent it has not been exercised, by: (i) written revocation; (ii) executing a later-dated Proxy and delivering it to the Company;  (iii)
requesting (in writing) a return of the Proxy; or (iv) the
shareholder voting in person at the Meeting.

                         VOTING OF PROXY

     If the enclosed Proxy is executed and returned, it will be voted as indicated by the shareholder on the proposals. Unless otherwise instructed to the contrary in the Proxy, the appointees named in the Proxy will:

     1.   VOTE FOR the two management nominees to the Board; and

     2. VOTE in accordance with their best judgment on any other matters that may properly come before the Meeting.

As of the date of the Notice of Meeting and Proxy Statement, the management of the Company has no knowledge of other matters that may be brought before the Meeting.

                           SOLICITATION

     The costs of preparing, assembling and mailing the Notice of Meeting, Proxy Statement, Proxy, (collectively the "Proxy Materials") as well as solicitations of the Proxies and miscellaneous costs with respect to the same, will be paid by the
Company.   The solicitation is to be made by use of the mails.  The
Company may also use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, at no additional salary or compensation. The Board does not expect to use specially engaged employees or paid solicitors, although it reserves the right to do so.

     The Company intends to request banks, brokerage houses and other such custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold shares and request authority for the execution of the Proxies. The Company will reimburse the nominee holders for reasonable out-of-pocket expenses incurred by them in so doing.

                        VOTING SECURITIES

     Only holders of record of shares of the Company's $.01 par value common stock (the "Common Stock"), at the close of business on Tuesday, October 3, 1995, will be entitled to vote at the Meeting. On the record date, the Company had 6,343,465 shares of Common Stock outstanding and entitled to vote. The Company has no other class of voting securities outstanding. Each share of Common Stock is entitled to one vote, in person or by proxy, on all matters other than the election of directors, with respect to which cumulative voting is provided. Cumulative voting generally allows each holder of shares of Common Stock to multiply the number of shares owned by the number of directors being elected, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses.

     A majority of the issued and outstanding shares of Common
Stock, represented in person or by Proxy, constitutes a quorum at any shareholders' meeting.

                      PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following is a list of all record holders who, as of October 3, 1995 beneficially owned more than five percent of the outstanding shares of Common Stock, as reported in filings with the Securities Exchange Commission (the "SEC") or as otherwise known to the Company. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name. It should be noted that voting and dispositive powers over certain shares are shared by two or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein. See "Certain Other Transactions".

                                             Amount and Nature of Beneficial Ownership
                              ------------------------------------------------------------------------
Name and address                  Voting Rights            Dispositive Rights               Total              Percent
of beneficial owner            Sole         Shared         Sole         Shared      Beneficial Ownership     of Class(1)
                              -------      ---------      -------      ---------    --------------------     -----------

John L. Larsen(2)             593,332      1,064,427      521,536      1,319,919         1,889,355              28.2%
201 Hill Street
Riverton, WY 82501

Max T. Evans(3)               119,577        676,259       93,589        931,751         1,038,090              16.2%
1410 Smith Road
Riverton, WY 82501

Daniel P. Svilar(4)           142,171        544,826      103,963        544,826           686,997              10.7%
357 Indiana Street
Hudson, WY 82515

Michael D. Zwickl(5)           58,069        510,359       58,069        510,359           568,428               9.0%
137 North Beech Street
Casper, WY 82601

Kathleen R. Martin(6)           -0-          510,359        -0-          510,359           510,359               8.0%
309 North Broadway
Riverton, WY 82501

Crested Corp.                 510,359        510,359      510,359          -0-             510,359               8.0%
877 North 8th West
Riverton, WY 82501

Harold F. Herron(7)            99,176        555,649       96,351        811,141           905,392              13.9%
3425 Riverside Road
Riverton, WY 82501

U.S. Energy Corp. ESOP(8)     165,900     -0-        421,392          -0-             421,392               6.6%
877 North 8th West
Riverton, WY 82501
----------

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Mr. Larsen exercises sole voting powers over 242,936 directly owned shares, 106,000 shares held in joint tenancy with his wife, 20,400 shares subject to forfeiture, 200,100 shares underlying options and 23,896 shares held in the U.S. Energy Corp. Employee Stock Ownership Plan ("ESOP") account established for his benefit. The directly owned shares include 27,500 shares gifted to his wife, that have remained in Mr. Larsen's name. Shares over which shared voting rights are exercised consist of 898,527 shares held by corporations of which Mr. Larsen is a director, and 165,900 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries. The shares held by corporations of which Mr. Larsen is a director consist of 510,359 shares held by Crested Corp. ("Crested"), 225,556 shares held directly by The Brunton Company ("Brunton"), 150,000 shares underlying options held by Brunton and 12,612 shares held by Ruby Mining Company ("Ruby"). Mr. Larsen shares voting and dispositive rights over such shares with the other directors of such corporations. Mr. Larsen shares voting powers over the unallocated ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. Shares over which sole dispositive rights are exercised consist of directly owned shares, joint tenancy shares and options, less the 27,500 shares gifted, but not transferred, to his wife. Shares for which shared dispositive powers are held consist of the 421,392 shares held by the ESOP, the shares held by Crested, Brunton, and Ruby, and the Brunton option shares. The shares shown as beneficially owned by Mr. Larsen do not include 42,350 shares owned directly by his wife, who exercises the sole investment and voting powers over those shares.

     (3) Shares over which Mr. Evans exercises sole voting powers consist of 36,389 directly owned shares which are held in joint tenancy with his wife, 12,750 shares subject to forfeiture, 57,200 shares underlying options and 13,238 shares held in the ESOP account established for his benefit. Shares for which Mr. Evans holds sole dispositive powers are comprised of his directly held shares and the shares underlying his options. Shares over which Mr. Evans exercises shared voting rights consist of those held by Crested and the unallocated ESOP shares. He exercises shared dispositive rights over the shares held by Crested and the ESOP. Mr. Evans shares voting and dispositive power over Crested's shares with the remaining directors of that company, and he shares voting powers over unallocated ESOP shares with the other ESOP Trustees.

     (4) Mr. Svilar exercises sole voting powers over 29,263 directly owned shares, 7,700 shares held in joint tenancy with his wife, 1,000 shares held as custodian for his minor child under the Wyoming Uniform Transfers to Minors Act (the Minor's shares), 18,360 shares subject to forfeiture, 66,000 shares underlying options and 19,848 shares held in the ESOP account established for his benefit. He holds sole dispositive power over his directly held shares, joint tenancy shares, Minor's shares and the shares underlying his options. The shares over which he exercises shared voting and dispositive rights consist of 12,200 shares held jointly with a family member, and the 510,359 shares held by Crested, over which he exercises shared investment and voting powers as a Crested director with the other Crested directors, and 22,267 shares held by a nonaffiliated company of which Mr. Svilar is a partner.

     (5) Mr. Zwickl exercises sole voting and dispositive powers over 4,444 directly held shares and 53,625 shares held by two (2) limited partnerships. He is the sole officer and director of the corporate general partner of those partnerships. As a director of Crested, Mr. Zwickl exercises shared voting and dispositive powers over the 510,359 shares held by Crested with the other Crested directors.

     (6) Consists of shares held by Crested over which shared voting and dispositive powers are exercised with the other Crested directors.

     (7) Mr. Herron exercises sole voting powers over 71,251 directly owned shares, 12,000 shares held for his minor children under the Wyoming Uniform Transfers to Minors Act (the Minor's shares), 11,000 shares underlying options and 4,925 shares held in the ESOP account established for his benefit. Sole dispositive powers are exercised over the directly held shares, the Minor's shares and the shares underlying options. Mr. Herron exercises shared voting rights over 225,556 shares held by Brunton, 150,000 shares underlying options held by Brunton, 12,612 shares held by Ruby, 1,581 shares held by Northwest Gold, Inc. ("NWG") and the 165,900 unallocated ESOP shares. Shared dispositive rights are exercised over the shares held by the ESOP, and the shares held by Brunton, Ruby and NWG. Mr. Herron exercises shared dispositive and voting powers over the shares held by Brunton, Ruby and NWG as a director of those companies with the other directors of those companies. He exercises shared voting powers over unallocated ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. The shares shown as beneficially owned by Mr. Herron do not include 6,030 shares owned directly by his wife who exercises the sole voting and dispositive powers over those shares.

     (8) The ESOP holds 421,392 shares, 165,900 of which have not been allocated to accounts of individual plan beneficiaries. The Trustees exercise the voting rights over the unallocated shares. Plan participants exercise voting rights over allocated shares.

                      ELECTION OF DIRECTORS

     The Company's directors have been divided into three classes, each consisting of two persons. Directors are elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. The terms of two directors, Harold F. Herron and David W. Brenman, will expire at the Meeting, and they have been nominated for re-election. The current directors of the Company are:

                                                                   Meeting
                                 Other                             at which
  Name, age and                 positions          Director       term will
   designation               with the Company        since          expire

John L. Larsen (64)          Chairman, CEO and       1966            1997
  (continuing director)      President (c)(d)(e)                 Annual Meeting

Max T. Evans (71)            Secretary               1978            1997
  (continuing director)      (a)(c)(e)                           Annual Meeting

Harold F. Herron (42)        Vice President          1989            1995
  (nominee)                  (b)(c)(e)                           Annual Meeting

David W. Brenman (39)        (b)(d)                  1989            1995
  (nominee)                                                      Annual Meeting

Don C. Anderson (69)         (c)                     1990            1996
  (continuing director)                                          Annual Meeting

Nick Bebout (45)              (a)(b)(d)                1989            1996
  (continuing director)                                          Annual Meeting
----------
     (a)  Member of the nominating committee.
     (b)  Member of the compensation/stock option committee.
     (c)  Member of the executive committee.
     (d)  Member of the audit committee.
     (e)  ESOP trustee.

     As noted under "Voting Securities", cumulative voting is allowed in the election of directors. The two directors receiving the greatest number of votes cast at a duly convened meeting will be elected. The proxy holders named in the Proxies do not currently intend to cumulate the votes of Proxies received by them, but reserve the right to cumulatively vote such shares for the management appointees, in such manner as they elect.

     Executive officers of the Company are elected by the Board at annual directors' meetings, which follow each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal by the Board.

Family Relationships.

     Harold F. Herron, a director and Vice-President, is the son-in-law of John L. Larsen, a principal shareholder, Chairman, President and CEO. Nick Bebout, a director, is a nephew of Daniel
P. Svilar, a principal shareholder and General Counsel. There are no other family relationships among the executive officers or directors of the Company.

Business Experience and Other Directorships of Directors and
Nominees.

     John L. Larsen has been principally employed as an officer and director of the Company and Crested for more than the past five years. He is also a director of the Company's subsidiary, Ruby.
Crested and Ruby have registered equity securities under the Securities Exchange Act of 1934 (the "Exchange Act").

     Max T. Evans has been principally employed as an officer and chief geologist of the Company and Crested for more than the past five years. He is President and a director of Crested. Mr. Evans received B.S. and M.S. degrees in geology from Brigham Young University.

     Harold F. Herron has been the Company's Vice-President since January 1989. From 1976, Mr. Herron has been an employee of Brunton, a manufacturer and/or marketer of compasses, binoculars and knives, which is a wholly owned Company subsidiary. Initially, he was Brunton's sales manager, and since 1987 he has been its President. Mr. Herron is a director of Ruby and NWG, which have registered equity securities under the Exchange Act. Mr. Herron received an M.B.A. degree from the University of Wyoming after receiving a B.S. degree in Business Administration from the University of Nebraska at Omaha.

     David W. Brenman has been a director of the Company since January 1989. Since September 1988, Mr. Brenman has been a self-employed financial consultant. In that capacity, Mr. Brenman has assisted the Company and Crested in negotiating certain financing arrangements. From February 1987 through September 1988, Mr. Brenman was a vice-president of project financing for Lloyd's International Corp., a wholly-owned subsidiary of Lloyd's Bank, PLC. From October 1984 through February 1987, Mr. Brenman was President, and continues to be a director of Cogenco International, Inc., a company engaged in the electric cogeneration industry, which has registered equity securities under the Exchange Act. Mr. Brenman has an L.L.M. degree in taxation from New York University and a J.D. degree from the University of Denver.

     Don C. Anderson has been a Company director since May 1990. From January 1990 until mid-fiscal 1993, Mr. Anderson was a geologist for the Company. Mr. Anderson was Manager of Exploration and Development for Pathfinder Mines Corporation, a major domestic uranium mining and milling corporation, from 1976 until his retirement in 1988. Previously, he was Mine Manager for Pathfinder's predecessor, Utah International, Inc., from 1965 to 1976. He received a B. S. degree in geology from Brigham Young University.

     Nick Bebout has been director and President of NUCOR, Inc. ("NUCOR"), a privately-held corporation that provides exploration and development drilling services to the mineral and oil and gas industries, since 1987. Prior to that time, Mr. Bebout was Vice President of NUCOR from 1984. Mr. Bebout is also President and a director of S.W. Financial Corp. ("SWF"), a corporation which is evaluating potential acquisitions or business combinations with other entities, but has no other current operations. SWF is currently subject to certain periodic reporting requirements under
Section 15(d) of the Exchange Act. Mr. Bebout is also an officer, director and owner of other privately-held entities involved in the resources industry.

SECURITY OWNERSHIP OF NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of October 3, 1995, the shares of Common Stock, and the $.001 par value common stock of the Company's 52%-owned subsidiary, Crested, held by each director and nominee, and by all officers and directors as a group. Unless otherwise noted, the listed record holder exercises sole voting and dispositive powers over the shares reported as beneficially owned. It should be noted that voting and dispositive powers for certain shares are shared by two or more of the listed holders. Such shares are reported opposite each holder having a shared interest therein, but are only included once in the shareholdings of the group presented in the table.

                            Company Common Stock                   Crested Common Stock
                       -------------------------------      --------------------------------
                            Amount and         Percent           Amount and          Percent
                            Nature of            of              Nature of             of
                       Beneficial Ownership    Class(1)     Beneficial Ownership     Class(1)
                       --------------------    --------     --------------------     --------
John L. Larsen            1,889,355 (2)          28.2%       5,814,182 (8)(9)(10)      55.4%

Max T. Evans              1,038,090 (2)          16.2%       5,439,533 (8)             53.3%

Harold F. Herron            905,392 (2)          13.9%       5,821,114 (8)(9)(10)      55.4%

Don C. Anderson              26,100 (3)            *         5,300,297 (8)             51.9%

Nick Bebout                  23,283 (4)            *         5,300,297 (8)             51.9%

David W. Brenman              7,750 (5)            *         5,300,297 (8)             51.9%

Daniel P. Svilar            686,997 (2)          10.7%         228,019 (11)             2.2%

R. Scott Lorimer             75,314 (6)            *            12,000 (12)             1.2%

All officers and
directors as a
group (eight persons)     2,362,574 (7)          34.5%       6,200,369 (9)(10)(11)     59.0%

*  Less than one percent
---------

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person or group, by the number of shares outstanding plus the shares underlying the options held by that person or group.

     (2) See footnotes for this person to the table presented under the heading "Principal Holders of Voting Securities".

     (3 Includes 7,100 directly held shares and 19,000 shares subject to forfeiture. Mr. Anderson exercises sole voting rights with respect to the 26,100 shares, and sole dispositive rights over the directly held shares.

     (4) Consists of 7,400 shares held directly, 50 shares held in joint tenancy with his wife, 2,000 shares subject to forfeiture and 13,833 shares held by a privately held company of which Mr. Bebout is an officer, director and principal shareholder. Mr. Bebout exercises shared investment and voting powers with respect to the shares held by the private company. He exercises sole voting and investment powers over the directly held shares and joint tenancy shares.

     (5) Consists of 5,750 shares held directly and 2,000 shares subject to forfeiture. Mr. Brenman exercises sole voting powers over the 7,750 shares and sole dispositive powers over the 5,750 directly held shares.

     (6) Mr. Lorimer exercises sole voting powers over the listed shares which consist of 24 directly held shares, 11,111 shares held in joint tenancy with his wife, 7,000 shares held as custodian for his children under the Wyoming Uniform Transfers to Minors Act, 12,240 shares subject to forfeiture, 29,700 shares underlying options and 15,239 shares held in the ESOP account established for his benefit. Mr. Lorimer exercises sole dispositive powers over his directly held shares, joint tenancy shares, Minor's shares and the shares underlying his options.

     (7) Consists of 1,072,870 shares over which the group members exercise sole voting rights, including 364,000 shares underlying options and 77,146 shares allocated to ESOP accounts established for the benefit of group members. The listed shares include 883,574 shares over which group members exercise sole dispositive rights. Shared voting and dispositive rights are exercised with respect to 1,114,308 and 1,219,800 shares, respectively.

     (8) Includes 5,300,297 Crested shares held by the Company, with respect to which shared voting and dispositive powers are exercised as a director with the other directors of the Company.

     (9) Includes 53,885 Crested shares held by Ruby, with respect to which shared voting and dispositive powers are exercised as a Ruby director with the other directors of Ruby.

     (10) Includes 160,000 Crested shares held by Brunton and 300,000 shares underlying options held by Brunton, with respect to which shared voting and dispositive powers are exercised as a Brunton director with the other directors of Brunton.

     (11) Mr. Svilar exercises shared voting and dispositive over 40,000 of the listed shares which are held in joint tenancy with a family member.

     (12) Mr. Lorimer exercises sole voting powers over the listed shares all of which are subject to forfeiture.

     Each director beneficially holds the 2,400,000, 2,040,000 and 255,000,000 shares of Ruby, NWG, and Four Nines Gold, Inc. ("FNG") common stock, respectively, held by the Company. They exercise shared voting and dispositive powers over those shares as Company directors with the other Company directors. Those shares represent 26.7%, 7.6%, and 50.9% of the outstanding shares of Ruby, NWG, and FNG, respectively. John L. Larsen beneficially holds 272,500,000 shares of FNG common stock (54.4% of the outstanding shares), which includes 255,000,000 shares held by the Company, 5,000,000 held by USECC Joint Venture and 5,000,000 shares held by Crested, over which Mr. Larsen shares voting and dispositive powers with the remaining directors of the Company and Crested. Harold F. Herron beneficially holds 2,400,500, 2,597,500, and 265,000,000 shares of the common stock of Ruby, NWG, and FNG, respectively, representing 26.7%, 9.7%, and 52.9%, respectively, of those classes of stock. Daniel P. Svilar beneficially owns 14,000,000 shares of the common stock of FNG (4,000,000 shares directly in joint tenancy with other family members), representing 2.8% of that class. None of the other directors or officers directly hold any other shares of stock of Ruby, NWG or FNG. All executive officers and directors of the Company as a group (8 persons) hold 2,400,500, 2,597,500, and 284,500,000 shares of the stock of Ruby, NWG, and FNG, representing 26.7%, 9.7%, 60.0% and 56.2% of the outstanding shares of those companies, respectively.

     The Company has reviewed Forms 3, 4 and 5 reports concerning ownership of Common Stock in the Company, which have been filed with the SEC under Section 16(a) of the Exchange Act, and received written representations from the filing persons. Based solely upon review of the reports and representations, Crested Corp. and Messrs. Larsen, Evans, Svilar, Anderson, Herron and Lorimer each had one late filing. The Company believes no other director, executive officer, beneficial owner of more than ten percent of the Common Stock, or other person subject to the statutory filing obligations, failed to file such reports on a timely basis during fiscal 1995.

Information Concerning Executive Officers Who Are Not Directors

The following information is provided pursuant to Item 401 of Reg. S-B, regarding the executive officers of the Company who are not also directors.

Daniel P. Svilar, age 66, has been General Counsel for USE and Crested for more than the past five years. He also has served as Secretary and a director of Crested, and Assistant Secretary of USE. His positions of General Counsel to, and as officers of the companies, are at the will of each board of directors. There are no understandings between Mr. Svilar and any other person pursuant to which he was named as officer or General Counsel. He has no family relationships with any of the other executive officers or directors of USE or Crested, except his nephew Nick Bebout is a USE director. During the past five years, Mr. Svilar has not been involved in any Reg. S-B Item 401(d) proceeding.

Robert Scott Lorimer, age 44, has been Controller and Chief Accounting Officer for USE and Crested for more than the past five years. Mr. Lorimer also has been Chief Financial Officer for both companies since May 25, 1991, and their Treasurer since December 14, 1990. He serves at the will of the Boards of Directors. There are no understandings between Mr. Lorimer and any other person, pursuant to which he was named an officer, and he has no family relationship with any of the other executive officers or directors of USE or Crested. During the past five years, he has not been involved in any Reg. S-B Item 401(d) listed proceeding.

                     EXECUTIVE COMPENSATION

     Under a Management Agreement dated August 1, 1981, the Company and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of the Company and Crested are devoted to the business of both the Company and Crested.
     All USECC personnel are Company employees, in order to utilize the Company's ESOP as an employee benefit mechanism. The Company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to each of Crested and the Company.

     The following table sets forth the compensation paid to the USE Chief Executive Officer, and those of the four most highly compensated USE executive officers who were paid more than $100,000 cash in any of the three fiscal years ended May 31, 1995. The table includes compensation paid such persons by Crested and Brunton for such persons' services to such subsidiaries.

                        SUMMARY COMPENSATION TABLE
                                                                            Long Term Compensation
                                                                      ------------------------------------
                              Annual Compensation                              Awards             Payouts
    (a)              (b)        (c)            (d)         (e)           (f)           (g)          (h)         (i)
                              ----------------------------------------------------------------------------
                                                          Other
Name                                                      Annual      Restricted                             All Other
and                                                       Compen-       Stock                      LTIP       Compen-
Principal                                                 sation       Award(s)      Options/     Payouts     sation
Position             Year     Salary($)      Bonus($)       ($)          ($)         SARs(#)        ($)        ($)(3)
-----------------------------------------------------------------------------------------------------------------------
John L. Larsen       1995     $144,023       $ 2,751        --        $9,000(1)        -0-          --        $13,361
 CEO and             1994      148,239         7,028        --         9,600(1)        -0-          --         14,394
 President           1993      164,968         4,016        --         7,200(1)     100,000(2)      --         16,718

Daniel P. Svilar     1995      112,615         2,076        --         8,100(1)        -0-          --         11,008
 General Counsel     1994      112,753        64,984        --         8,640(1)        -0-          --         17,300
 and Assistant       1993      108,000         2,991        --         6,480(1)        -0-          --         12,862
 Secretary

Harold F. Herron     1995      117,238         2,033        --           --            -0-          --          6,626
 Vice President      1994      105,983        18,268        --           --            -0-          --          9,743
                     1993       99,469        12,617        --           --            -0-          --          3,626

R. Scott Lorimer     1995      112,403         2,098        --         5,681(1)        -0-          --         10,989
 Treasurer           1994       92,799        43,461        --         6,181(1)        -0-          --         13,260
 and CFO             1993       78,921         2,196        --         4,548(1)        -0-          --          9,400

----------

     (1) Bonus shares equal to 20% of original bonus shares issued FY 1990, multiplied by $3.75 in 1995, $4.00 in 1994 and $3.00 in 1993,
the closing bid price on issue dates. These shares are subject to forfeiture on termination of employment, except for retirement, death or disability.

     (2) 10-year non-qualified option at $2.00 per share.

     (3) Dollar values for ESOP contributions and 401K matching contributions.

Executive Compensation Plans and Employment Agreements

     To provide incentive to Mr. Larsen for his efforts in having Green Mountain Mining Venture (" GMMV") develop a producing mine as soon as possible, in fiscal 1993 the USE Board adopted a long-term incentive arrangement under which Mr. Larsen is to be paid a non-recurring $1,000,000 cash bonus, provided that the Nuexco Exchange Value of uranium oxide concentrates has been maintained at $25.00 per pound for six consecutive months, and provided further that USE has received cumulative cash distributions of at least $10,000,000 from GMMV as a producing property. It is not expected that this cash bonus will become payable in fiscal 1996.

     The Company has adopted a plan to pay the estates of Messrs. Larsen, Evans and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter. The amounts to be paid in such subsequent years have not yet been established, but would be established by the Boards of the Company and Crested.

     Mr. Svilar has an employment agreement with the Company and Crested, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the Company and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a two year period. If he should voluntarily terminate his employment, the Company and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non-Compete Agreement with the Company (see below).

     In fiscal 1992, the Company signed Executive Severance and Non-Compete Agreements with Messrs. Larsen, Evans, Svilar and Lorimer, providing for payment to such person upon termination of his employment with the Company, occurring within three years after a change in control of the Company, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold.
For such non-compete covenant, such person will be paid monthly over a three year period an agreed amount for the value of such covenants (depending on the individual, ranging from $66,667 up to $86,667 annually). These Agreements are intended to benefit the Company's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the Board concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control. As of this Proxy Statement date, the Company is unaware of any proposed hostile takeover.

     The Company and Crested provide all of their employees with certain forms of insurance coverage, including life and health insurance. The health insurance plan does not discriminate in favor of executive employees; life insurance of $50,000 is provided to each member of upper management (which includes all persons in the compensation table), $25,000 of such coverage is provided to middle-management employees, and $15,000 of such coverage is provided to other employees.

     Employee Stock Ownership Plan ("ESOP"). An ESOP has been adopted to encourage ownership of the Common Stock by employees, and to provide a source of retirement income to them. Because the persons performing duties for the Company are employees of USE, they benefit from the ESOP and the other compensation plans of USE, as described below. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the Common Stock. Messrs. Larsen, Herron and Evans are the trustees of the ESOP.

     Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each year ended May 31. Contributions to the money purchase portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of Company Common Stock.

     The Company made a contribution of 37,204 shares to the ESOP for fiscal 1995, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was approximately $5.375 per share, for a total contribution valued at $199,966 which has been funded by the Company. Crested and the Company are each responsible for one-half of that amount (i.e., $99,983) and Crested currently owes its one-half to the Company.

     Employees are eligible to participate in the ESOP on the first day of the plan year (June 1) following completion of one year of service in which at least 1,000 hours are credited. Each employee's participation in the ESOP continues until the ESOP's anniversary date coinciding with or next following termination of service by reason of retirement, disability or death. In these cases, the participant will share in the allocation of USE's contributions for the ESOP year in which the retirement, death or disability occurs, and will have a fully-vested interest in allocations to the participant's account.

     An employee's participation in the ESOP does not cease upon termination of employment. If the employment of a participant in the ESOP is terminated for reasons other than disability, death, or retirement (unless the employee receives a lump sum distribution upon the termination of employment), participation continues following the termination, until five consecutive one-year breaks in service have been incurred. An employee is deemed to have incurred a one-year break in service during any year in which 500 or fewer hours of service are completed.

     Employee interests in the ESOP are earned pursuant to a seven year vesting schedule. Upon completion of three years of service for the Company, the employee is vested as to 20% of the employee's account in the ESOP, and thereafter at the rate of 20% per year. Any portion of an employee's ESOP account which is not vested is forfeited upon termination of employment for any reason, other than retirement, disability, or death.

     The 37,204 shares issued to the ESOP for fiscal 1995 included 2,276 shares allocated to John L. Larsen's account, 1,422 shares allocated to Max T. Evans' account, 582 shares allocated to Harold
F. Herron's account, 2,048 shares allocated to Daniel P. Svilar's account, and 2,045 shares allocated to R. Scott Lorimer's account, for a total of 8,373 shares allocated to accounts for all executive officers as a group (five persons). Shares forfeited by terminated employees who were not fully vested were reallocated to plan participants and included 159, 100, 40, 143 and 143 shares to the accounts of Messrs. Larsen, Evans, Herron, Svilar and Lorimer, respectively. The accounts of the executive officers are fully vested, as they have all been employed by the Company and USECC for more than the past seven years. Allocations of shares for fiscal 1996 have not been made with respect to any participant in the ESOP.

     The maximum loan outstanding during fiscal 1995 under a loan arrangement between the Company and the ESOP, was $1,014,300 at May 31, 1995 for loans made in fiscal 1992 and 1991. Interest owed by the ESOP was not booked by the Company. Crested pays one-half of the amounts contributed to the ESOP by USE. Because the loans are expected to be repaid by contributions to the ESOP, Crested may be considered to indirectly owe one-half of the loan amounts to USE.

      Stock Option Plan. The Company has a combined incentive stock option/non-qualified stock option plan, reserving an aggregate of 550,000 shares of Common Stock for issuance upon exercise of options granted thereunder. Awards under the plan are made by a committee of two or more persons selected by the Board (presently Messrs. Herron, Bebout and Brenman). The committee establishes the exercise periods and exercise prices for options granted under the plan. The Board ultimately ratifies the actions of the committee. Total grants to officers and directors as a group may not exceed 275,000 shares.

     Options expire no later than ten years from the date of grant, and upon termination of employment, except in cases of death, disability or retirement. Subject to the ten year maximum period, upon the death, retirement or permanent and total disability of an optionee, options are exercisable for three months (in case of retirement or disability) or one year (in case of death) after such event. In fiscal 1994, conditions relating to periods of Company service before vesting of stock purchased on exercise of the non-qualified options were removed.

     For fiscal 1995, no qualified or non-qualified options were granted.

         The following table shows unexercised options, how much thereof were exercisable, and the dollar values for in-the-money options, at May 31, 1995.

Aggregated Option/SAR Exercises in Last Fiscal year and FY-End Option/SAR Values
    (a)                 (b)          (c)           (d)          (e)
                                                                             Value of
                                                        Number of           Unexercised
                                                       Unexercised          In-the-Money
                                                      Options/SARs at      Options/SARs at
                                                        FY-End (#)           FY-End($)

                    Shares Acquired       Value        Exercisable/         Exercisable/
Name                on Exercise (#)    Realized ($)    Unexercisable        Unexercisable

John L. Larsen,         -0-               -0-             100,000            $388,000(1)
 CEO, President                                         exercisable        exercisable and
                                                                             unexercised

                                                          100,100            $248,248(2)
                                                        exercisable        exercisable and
                                                                             unexercised

Max T. Evans,           -0-               -0-              57,200            $141,856(2)
 Secretary                                              exercisable        exercisable and
                                                                             unexercised

Harold F. Herron,       -0-               -0-              11,000            $27,280(2)
 Vice President                                         exercisable        exercisable and
                                                                             unexercised

Daniel P. Svilar        -0-               -0-              66,000            $163,680(2)
 Assistant Secretary                                    exercisable        exercisable and
                                                                             unexercised

R. Scott Lorimer        -0-               -0-              29,700            $73,656(2)
 Treasurer                                              exercisable        exercisable and
 and CFO                                                                     unexercised

(1) Equal to $5.38 closing bid on last trading day in FY 1995, less $2.00 per share option exercise price, multiplied by all shares exercisable.

(2) Equal to $5.38 closing bid on last trading day in FY 1994, less $2.90 per share option exercise price, multiplied by all shares exercisable.

     Restricted Stock Plans. The Company and Crested have issued stock bonuses to various executive officers and directors of the Company and others. These shares are subject to forfeiture to the issuer by the grantee if employment terminates otherwise than for death, retirement or disability. If the required service is completed, the risk of forfeiture lapses and the shares become the unrestricted property of the holder. Messrs. Larsen, Evans, Svilar, Lorimer and all executive officers who are participants of this restricted stock plan, as a group (four persons), received 20,400, 12,750, 18,360, 12,240 and 63,750 shares of Common Stock, respectively, through fiscal 1995. Additional bonuses of 20% of the original shares (7,500) will be issued annually through fiscal 1997. The expenses relating to these stock issuances are shared equally by the Company and Crested.

     Subsidiary Plans. During the year ended May 31, 1991, Brunton adopted a salary deduction plan intended to qualify as a deferred compensation plan under Internal Revenue Code Section 401(k). Harold F. Herron and John L. Larsen are the only Company officers who are able to participate in this retirement plan. The fiscal 1994 acquisition of Brunton by the Company has not affected the Brunton 401(k) plan.

     Other than as set forth above, neither the Company nor any of its subsidiaries have any pension, stock option, bonus, share appreciation, rights or other plans pursuant to which they compensate the executive officers and directors of the Company. Other than as set forth above, no executive officer received other compensation in any form which, with respect to any individual named in the Cash Compensation Table, exceeded ten percent of the compensation reported for that person, nor did all executive officers as a group receive other compensation in any form which exceeded ten percent of the compensation reported for the group.

Directors' Fees and Other Compensation

     The Company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

     Prior to fiscal 1992, the Board authorized the Executive Committee to make loans to members of the Board, or to guarantee their obligations in amounts of up to $50,000, if such loans or surety arrangements would benefit the Company. Any loans or surety arrangements for directors which are in excess of $50,000 will require Board rather than Executive Committee approval. The Company loaned $25,000 to David W. Brenman under this plan prior to fiscal 1991. The loan to Mr. Brenman bears interest at the prime rate of the Chase Manhattan Bank and was due September 1, 1994, but has been extended to October 30, 1996 by Board vote (Mr.Brenman abstaining). The loan was provided as partial consideration for Mr. Brenman's representation of the Company to the financial community in New York City. The loan to Mr. Brenman originally was approved by the executive committee.

     Pursuant to shareholder approval of the 1992 Stock Compensation Plan for Outside Directors at the 1992 Annual Meeting, in fiscal 1993 the Board issued 5,000 shares of Common Stock each to outside directors Brenman, Anderson and Bebout, which shares vest 1,000 shares to each on the 1992 Annual Meeting date and each succeeding four Annual Meetings through 1996.

                 COMMITTEES AND MEETING ATTENDANCE

     During the fiscal year ended May 31, 1995, there were eight Board meetings and three Executive Committee meetings. Each current member of the Board attended at least 75% of the combined Board meetings and meetings of committees on which the director serves. From time to time, the Board and Executive Committee act by unanimous written consent pursuant to Wyoming law. Such actions are counted as meetings for purposes of disclosure under this paragraph.

     The Board has established an Executive Committee to act in place of the Board between meetings of the Board. Under Wyoming law and the Company's Articles of Incorporation, the Executive Committee has full power of the Board to take action on such matters as it elects. The Executive Committee had three meetings in fiscal 1995.

     An Audit Committee has also been established by the Board.
The Audit Committee had one meeting in fiscal 1995. Members of the Audit Committee have also met informally at various times during the year. The Audit Committee reviews the Company's financial statements and accounting controls, and contacts the independent public accountants as necessary to ensure that adequate accounting
controls are in place and that proper records are being kept.   The
Audit Committee also reviews the audit fees of the independent public accountants.

     The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures. During the year ended May 31, 1995, the members of the Compensation Committee discussed compensation matters on an individual basis without formal meetings.

     A Management Cost Apportionment Committee was established by
USE and Crested in 1982, for the purpose of reviewing the apportionment of costs between USE and Crested. John L. Larsen, Max T. Evans and Scott Lorimer are members of this Committee. The Committee had one meeting during the year.

     The Board of Directors has a Nominating Committee, which did not meet during the most recently completed year. The Nominating Committee will consider nominees recommended by security holders for consideration as potential nominees. Anyone wishing to submit a potential nominee for consideration as a management nominee for the 1996 Annual Meeting must provide the nominee's name to the Nominating Committee not later than June 9, 1996, together with a completed questionnaire, the form of which will be supplied by the Company on request.

                    CERTAIN OTHER TRANSACTIONS

     Transactions with Sheep Mountain Partners ("SMP"). In fiscal 1989, the Company and Crested through USECC sold a one-half interest in the Sheep Mountain properties to Cycle Resource Investment Corporation ("CRIC"), a wholly-owned subsidiary of Nukem, Inc., and thereafter USECC and CRIC contributed their 50% interests in the properties to a new Colorado partnership, SMP, which was organized to further develop and mine the uranium claims, market uranium and acquire additional uranium sales contracts. Due to disputes (in arbitration proceedings at Proxy Statement date) with CRIC and Nukem, necessary mine maintenance has been funded by USECC alone without reimbursement from SMP. For fiscal 1995, the Company and Crested spent an additional $878,500 on SMP property maintenance, none of which has been reimbursed by SMP. At May 31, 1995, accumulated SMP property maintenance costs and fees owed the Company and Crested were $4,521,600.

     Transactions with Brunton  In fiscal 1994, the Company and
Crested had entered into financing arrangements with Brunton totalling $769,260 as follows:

     By agreement of April 30, 1993, Brunton (i) loaned the Company and Crested $76,760 and $211,800, respectively, secured by borrowers' 3,607,000 Brunton shares (2,647,500 owned by the Company and 959,500 owned by USE), with the loans (maturity of April, 2003) bearing interest at prime plus 2.5 points; (ii) purchased 50,000 shares of restricted Company Common Stock for $137,500 ($2.75 each) and 160,000 shares of restricted Crested common stock for $43,200 ($.27 each); and (iii) received options through April 30, 1998 to purchase 150,000 shares of restricted Company Common Stock for $525,000 ($3.50 each) and 300,000 shares of restricted Crested common stock for $120,000 ($.40 each).

     In fiscal 1994, the April 30, 1993 loans to the Company and Crested ($288,560 principal) were repaid and the collateral Brunton shares released back to the Company and Crested. In late fiscal 1994, all common stock of Brunton (including Brunton shares owned by Crested, but not including Brunton shares previously owned by the Company) was acquired in exchange for 276,470 registered common shares of Company Common Stock.

     In August 1993, Brunton loaned the Company $300,000 (without security), due October 19, 1993. The loan, bearing interest at 10 percent per annum, was convertible in whole or part at Brunton's election into shares of Company Common Stock at the rate of one share for $3.00 of debt (100,000 shares maximum). In fiscal 1994 (but prior to the Company's acquisition of Brunton), the debt was converted to 100,000 shares of Company Common Stock.

     Transactions Concerning Sutter Gold Venture. During fiscal 1991, USE acquired an interest in an underground gold mine (the "Lincoln Mine") being developed in the Mother Lode Gold Mining District of Amador County, California. Until the end of fiscal 1994, the leasehold interests had been held by and operations on the properties conducted through the Sutter Gold Venture ("SGV"), a joint venture between Seine River Resources Inc. ("SRRI", a Vancouver Stock Exchange listed company not affiliated with the Company or Crested), and USECC Gold Limited Liability Company ("USECC Gold"). USECC Gold, in turn, had been owned 89 percent by the Company and 11 percent by Crested.

     The parties had intended to operate SGV as equal 50 percent venturers. However, because of SRRI defaults on its obligations to the Company, the Company and Crested had acquired (through USECC
Gold) by the end of fiscal 1993 a 90 percent aggregate equity interest in the Lincoln Project. By the end of fiscal 1994, SRRI owed the Company and Crested $1,970,507 for property holding, permitting and mine maintenance costs incurred and paid for by USE and the Company since March 1992, including interest and management fees charged by the Company and Crested.

     As of May 23, 1994 SRRI agreed to assign its remaining 10 percent working interest in the Lincoln Project for the $1,970,507 owed USE and the Company. However, only the $1,389,272 of costs and expenses paid for by the Company and Crested was recorded; $581,235 for interest and management fees was written off as uncollectible. SRRI also issued 400,000 common shares of stock and delivered same to USE as final payment of any deficiencies for pre-fiscal 1994 indebtedness which SRRI had owed to the Company and USE, which had been secured by SRRI's interests and acquired by the Company and USE in lieu of foreclosure when SRRI defaulted on its payments.

     Subsequent to the end of fiscal 1994, the SGV was terminated, the Company and Crested formed a new Wyoming corporation (Sutter Gold Mining Company), and agreed to exchange their respective interests in USECC Gold for common stock of Sutter Gold Mining Company, in the same percentage interests as the parties hold interests in USECC Gold (which latter entity will continue to hold the property interests of record, as a wholly-owned subsidiary of Sutter Gold Mining Company).

     A conditional use permit for the Lincoln Mine was issued by the Amador County Board of Supervisors in August, 1993. USE and the Company are exploring different sources of capital to develop the Mine and build a milling complex, however, at Proxy Statement date no financing agreements have been signed and there is no assurance needed capital will be available.

     Transactions with Plateau Resources Limited. In August 1993, the Company entered into an agreement to acquire all the issued and outstanding common stock of Plateau Resources Limited ("Plateau"), a Utah corporation. Plateau owns a uranium processing mill and support facilities and certain other real estate assets in southeastern Utah. Plateau has applied to renew its source materials license with the United States Nuclear Regulatory Commission ("NRC"). The Company paid nominal cash consideration for the Plateau stock and agreed to assume all environmental liabilities and reclamation bonding obligations. Prior to closing the agreement, Plateau transferred $2,500,000 cash to fund the NRC Surety Trust Agreement to pay future costs of mill decommissioning, site reclamation and long-term site surveillance. Plateau also transferred $4,800,000 cash to an Agency Agreement to indemnify the seller against possible environmental or nuclear claims. At the date of acquisition Plateau held an additional $6.9 million of unencumbered cash to be used for care and maintenance costs on the mill and other assets acquired. Most of the unencumbered cash has been used for care and maintenance costs and loaned to the Company for development of certain properties held by the Company and Crested. Although Crested has no ownership in Plateau, Directors of the Company and Crested have agreed to divide equally one-half of the obligations incurred in excess of the total $14.2 million described above and will share in one-half of all cash flows derived from operations of these assets.

     Plateau also owns all of the outstanding stock of Canyon Homesteads, Inc. ("Canyon"), a Utah corporation, which developed the Ticaboo, Utah townsite 3.5 miles south of the mill. The Ticaboo site includes a 66 room motel, general store, laundromat facility, 98 single family home sites, 151 mobile home sites, and 26 recreational vehicle sites (all with utility access). The townsite is located on a State of Utah lease near Lake Powell, and is being operated as a commercial enterprise. The Company and Crestded plan to further develop the townsite, and have been seeking financial partners.

     Transactions with Arrowstar Investments Inc. In April 1995, Canyon entered into an agreement with First-N-Last LLC ("FNL", a Utah limited liability company), to develop and operate certain assets in Utah near the Ticaboo townsite. Under the agreement, Canyon contributed to FNL an operating service station and boat storage operation, and Arrowstar Investments, Inc. ("Arrowstar", the other member of FNL) will contribute up to $150,000 cash. Arrowstar will contribute up to another $50,000 as needed. The purpose of FNL is to remodel the contributed assets, build a convenience store and gift shop, and operate the upgraded facility. Profits are allocated 90 percent to Arrowstar until recovery of its cash investment, then 75 percent to Arrowstar until it has received $215,000 cash (including investment), and 50 percent to FNL and 50 percent to Canyon thereafter. Arrowstar is not expected to become profitable until 1997. Although FNL is not an arms-length transaction, Plateau (and the Company, as its sole shareholder) approved the arrangement because neither Plateau nor USE had (nor could they acquire on favorable terms) the funds required to upgrade the facility. Arrowstar has advised it intends to borrow the money required to fund its FNL obligations from a commercial bank, with the personal guarantees of the Arrowstar shareholders, as may be required by the bank. Arrowstar is a private corporation; John L. Larsen in joint tenancy with his wife and his three sons (who are not affiliates of the Company or Crested) are directors and shareholders of Arrowstar. John L. Larsen owns 25 percent of Arrowstar.

     In June 1995, USECC signed a six year option to acquire from Arrowstar a 7,200 square foot hangar at the Riverton Regional Airport. The option purchase price originally was agreed to be $110,000; subsequently, Arrowstar and USE agreed the purchase price would equal an independent market value appraisal. The Company has paid $40,000 against the purchase price, and expects to pay the balance when an appraisal is completed. Arrowstar acquired the property for cash from the prior owner in 1992, at which time neither the Company or Crested had any interest in acquiring the property. USECC expects to use the facility in connection with expanded municipal airport traffic in the coming years and in the interim for airplane and vehicle storage purposes.

     Transactions with Directors. Three of the Company's directors, Messrs. Larsen, Evans and Herron, are trustees of the ESOP. In that capacity they have an obligation to act in the best interests of the ESOP participants. This duty may conflict with their obligations as directors of the Company in times of adverse market conditions for the Common Stock, or in the event of a tender offer or other significant transaction.

     In general, the ESOP trustees exercise dispositive powers over shares held by the ESOP, and exercise voting powers with respect to ESOP shares that have not been allocated to a participant's account. In addition, the Department of Labor has taken the position that in certain circumstances ESOP trustees may not rely solely upon voting or dispositive decisions expressed by plan participants, and must investigate whether those expressions represent the desires of the participants, and are in their best interests.

     Harold F. Herron, son-in-law of John L. Larsen, has been living in and caring for a house owned by the Company until such time as the property was sold. In fiscal 1995, Mr. Herron purchased the house for $260,000, the appraised value of the property, and was reimbursed by the Company for leasehold improvements totaling $22,830.

     Other Information. The Company has adopted a stock repurchase plan under which it may purchase up to 275,000 shares of its Common Stock. These shares would be purchased in part to provide a source of shares for issuance upon the exercise of various outstanding options.

     Three of John L. Larsen's sons are employed by the Company (as manager of USECC's commercial operations, uranium fuels marketing director, and as chief pilot, respectively). Mr. Larsen's brother is employed by the Company as drilling superintendent; Mr. Larsen's son-in-law Harold F. Herron is an officer and director of the Company, and president and a director of Brunton. Collectively, the five individuals received $396,467.51 in cash compensation (paid by the Company, Crested and Brunton) for those services during the fiscal year ended May 31, 1995, which amount includes $117,441 cash compensation paid Mr. Herron (principally in his capacity as president of Brunton, and also for his service as a Company vice president, see Executive Compensation above). The foregoing compensation expense (excluding compensation paid by Brunton to Mr. Herron, and one of Mr. Larsen's sons as a Brunton officer) was shared by the Company and Crested, in accordance with the compensation arrangements for all employees.

     The Company and Crested provide management and administrative services for affiliates under the terms of various management agreements. Revenues from services by the Company to affiliates other than Crested were $88,300 in fiscal 1995 and $80,300 in fiscal 1994. The Company provides all employee services required by Crested. In exchange Crested is obligated to the Company for its share of the costs for providing such employees.

                      CERTAIN INDEBTEDNESS

     Transactions Involving USECC. The Company and Crested conduct the bulk of their activities through their equally-owned joint venture, USECC. From time to time the Company and Crested advance funds to or make payments on behalf of USECC in furtherance of their joint activities. These advances and payments create intercompany debt between the Company and Crested. The party extending funds is subsequently reimbursed by the other venturer. The Company had a note receivable of $4,163,315 from Crested at May 31, 1995 ($3,792,800 during fiscal 1994).

     Debt Associated with USE's ESOP. During the year ended May 31, 1995, the Company made a contribution of 37,204 shares of Common Stock to the ESOP. Because Crested engages the Company's employees to discharge substantially all of its functions, these contributions benefitted Crested. As a result, Crested owes the Company $99,983 for one-half of the Company's contribution to the ESOP. Regular and substantial contributions by the Company to the ESOP are required to maintain the ESOP in effect. In fiscal 1994 the Company contributed 46,332 shares of Common Stock to the ESOP, for one-half of which Crested owes the Company $92,664.

     Loans to Three Directors. In fiscal 1992 the Company loaned Mr. Evans $24,200 against his promissory note due April 30,1993 and bearing annual interest at ten percent. This loan is secured with 7,500 of Mr. Evans' shares of Common Stock. Also in fiscal 1992, the Company loaned Mr. John L. Larsen $147,000 and further agreed to consolidation of such new loan with outstanding indebtedness of $99,008 owed the Company by members of his immediate family (total debt $246,008), against Mr. Larsen's promissory note for the total amount due April 30, 1993 and bearing annual interest at ten percent. The Board approved these transactions to obtain a higher interest rate of return on the funds compared to commercial rates, and to avoid having the USE stock prices depressed from such persons selling their shares to meet personal obligations. The loan maturities were extended to October 30, 1996. At
May 31, 1995, the Larsen family indebtedness totaled $496,830 (of which $348,130 was secured by 120,600 shares of the Company's Common Stock); the family's indebtedness was $432,200 at May 31, 1994 (of which $322,800 was secured by 120,600 shares of the Company's Common Stock). The preceding amounts do not include the loan to Mr. Herron, see below.

     In fiscal 1995, the Company made a five year non-recourse loan in the amount of $112,170 to Harold F. Herron. The loan is secured by 30,000 shares of the Company's Common Stock, bears interest at a rate of 7% and is payable at maturity. The Board approved the loan to obtain a higher interest rate of return on the funds compared to commercial rates, and to avoid having the USE stock prices depressed from Mr. Herron selling his shares to meet personal obligations. See Transactions with Directors above.

     Other Debt. Crested had a non-recourse promissory note receivable of $72,700 due from a shareholder who is the brother of Nick Bebout, a director of USE and the nephew of Daniel P. Svilar, an executive officer of the Company and director and executive officer of Crested. This note was non-interest bearing and was repaid in fiscal 1994 with the USE common stock that collateralized the note. At the same time, Crested also assumed a non-recourse promissory note payable from this shareholder to the Company for $260,600. This note is secured by 60,000 shares of Common Stock and was due October 30, 1995. The loan maturity has been extended to October 30, 1996.

             RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board has selected Arthur Andersen LLP as independent public accountant for the year ending May 31, 1995. A representative of Arthur Andersen LLP may be present at the Meeting and if present, will be available to respond to appropriate questions, and will be provided the opportunity to make a statement at the Meeting.

                  ANNUAL REPORT TO SHAREHOLDERS

     A copy of the 1995 Annual Report to Shareholders, including financial statements, has been forwarded to all record shareholders entitled to vote at the Meeting. If any recipient of this Proxy Statement has not received a copy of that Annual Report, please notify Max T. Evans, 877 North 8th West, Riverton, WY 82501, telephone (307) 856-9271, and the Company will send a copy.

                     SHAREHOLDERS' PROPOSALS

     The next Annual Meeting of Shareholders is expected to be held in November of 1996. Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be received in writing by the Company at its offices in Riverton, Wyoming, addressed to the President, no later than June 9, 1996.

                          OTHER MATTERS

     The Board does not know of any other matters which may properly come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the appointees named in the enclosed form of Proxy to vote said Proxy in accordance with their best judgment on such matters.

     Your cooperation in giving these matters your immediate attention, and in returning your Proxy promptly, will be appreciated.

                              By Order of the Board of Directors
                              U.S. ENERGY CORP.

                                   s/ Max T. Evans

                              MAX T. EVANS, Secretary

Dated:  October 27, 1995